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                                                                 Exhibit (h)(15)

                                  AMENDMENT TO
                           CO-ADMINISTRATION AGREEMENT

         This Amendment dated as of February 8, 2002, is entered into by NORTHERN INSTITUTIONAL FUNDS (the "Fund"), NORTHERN TRUST INVESTMENTS, INC. ("NTI") and PFPC INC. ("PFPC").

         WHEREAS, the Fund, The Northern Trust Company ("Northern") and PFPC entered into a Co-Administration Agreement dated as of October 5, 1999, as amended (the "Agreement") which appointed PFPC and Northern as Co-Administrators with respect to each investment portfolio listed as Schedule A to the Agreement;

         WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of January 1, 2001, Northern assigned its rights and obligations under the Agreement to NTI and NTI accepted all such rights and obligations;

         WHEREAS, the Fund, NTI and PFPC wish to amend certain terms of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. The final sentence of Article 16 of the Agreement shall be revised to read as follows:

               The Co-Administrators may, in their sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement that they are otherwise required to perform hereunder, provided that the Co-Administrators shall be responsible for all compensation payable to such subcontractors and shall remain responsible for the acts and omissions of such subcontractors to the same extent that the Co-Administrators are hereunder.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                       NORTHERN INSTITUTIONAL FUNDS

                                       By: /s/Lloyd A. Wennlund
                                           -------------------------------------

                                       Name: Lloyd A. Wennlund

                                       Title: President


                                       NORTHERN TRUST INVESTMENTS, INC.
                                       By: /s/William A. Beldon III
                                           -------------------------------------
                                       Name: William A. Beldon III

                                       Title: Vice President


                                       PFPC INC.

                                       By: /s/